   As filed with the Securities and Exchange Commission on September 24, 1996

                                                          Registration No.
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            THE LAMSON & SESSIONS CO.
               (Exact name of registrant as specified in charter)

                Ohio                                 34-0349210
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

             25701 Science Park Drive, Cleveland, Ohio 44122-9803
                (Address, including zip code, of registrant's
                          principal executive offices)

                           DEFERRED COMPENSATION PLAN
                            FOR NONEMPLOYEE DIRECTORS
                            (Full title of the plan)

                                  JAMES J. ABEL
   Executive Vice President, Secretary, Treasurer and Chief Financial Officer
                            The Lamson & Sessions Co.
                            25701 Science Park Drive
                           Cleveland, Ohio 44122-9803
                                 (216) 464-3400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

     Title of securities        Amount            Proposed maximum         Proposed maximum          Amount of
            to be               to be              offering price              aggregate           registration
         registered           registered            per share(1)           offering price(1)          fee(1)
         ----------           ----------            ------------           -----------------          ------

Common Shares                   120,000               $ 9 5/16            $1,117,500              $385.34
without par value

(1) The registration fee has been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 based on the average of the high and low prices of The Lamson & Sessions Co.'s Common Shares reported on the New York Stock Exchange on September 16, 1996 which average was $ 9 5/16.

                            THE LAMSON & SESSIONS CO.

                Cross Reference Sheet Pursuant to Item 501(b) of
                   Regulation S-K, Showing the Location in the
          Prospectus of the Information Required by Part I of Form S-3


                     Item of Form S-3                                       Location or Caption in Prospectus
                     ----------------                                       ---------------------------------

1.     Forepart of the Registration Statement and
       Outside Front Cover page of Prospectus......................   Facing Page of Registration
                                                                      Statement; Cross-Reference Sheet;
                                                                      Outside Front Cover page of
                                                                      Prospectus

2.     Inside Front and Outside Back Cover
       Pages of Prospectus.........................................   Available Information; Incorporation
                                                                      of Certain Documents by Reference;
                                                                      Table of Contents

3.     Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges..........................   The Company

4.     Use of Proceeds.............................................   Use of Proceeds

5.     Determination of Offering Price.............................   Not Applicable

6.     Dilution....................................................   Not Applicable

7.     Selling Security Holders....................................   Selling Shareholders

8.     Plan of Distribution........................................   Plan of Distribution

9.     Description of Securities to Be Registered..................   Not Applicable

10.    Interests of Named Experts and Counsel......................   Not Applicable

11.    Material Changes............................................   Not Applicable

12.    Incorporation of Certain Information by
       Reference...................................................   Incorporation of Certain Documents
                                                                      by Reference

13.    Disclosure of Commission Position on
       Indemnification for Securities Act

       Liabilities.................................................   Indemnification of Directors and
                                                                      Officers

                                TABLE OF CONTENTS

AVAILABLE INFORMATION....................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................  2

THE COMPANY..............................................................  3

USE OF PROCEEDS..........................................................  3

SELLING SHAREHOLDERS.....................................................  3

PLAN OF DISTRIBUTION.....................................................  4

INDEMNIFICATION OF DIRECTORS AND OFFICERS................................  5

EXPERTS..................................................................  5

No person is authorized to give any information or make any representations, other than those contained in this Prospectus, in connection with the offering made hereby. If given or made, no such information or representations may be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, and there shall not be any sale of, these securities by any person in any jurisdiction in which it is unlawful for that person to make such an offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

PROSPECTUS
- ----------

                                 120,000 Shares

                            THE LAMSON & SESSIONS CO.

                                  Common Shares
                                Without Par Value

                              ---------------------



         This Prospectus relates to up to 120,000 shares of the Common Stock, without par value ("Common Shares"), of The Lamson & Sessions Co. (the "Company"), which may be sold by the selling shareholders referred to herein (the "Selling Shareholders").

         It is anticipated that the Selling Shareholders will offer Common Shares for sale at prevailing prices on the New York Stock Exchange or the Pacific Stock Exchange on the date of sale. At the close of trading on September 16, 1996, the market price of Common Stock on the New York Stock Exchange was $ 9 1/4. The Company will not receive any part of the proceeds of sales made by the Selling Shareholders. All expenses of registration incurred in connection with the offering of Common Shares by the Selling Shareholders are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders will be borne by them.

         The Selling Shareholders and any brokers effecting sales on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts given by such brokers may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Common Shares are listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "LMS."


                               -----------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.
                               -----------------

                The date of the Prospectus is September 24, 1996

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York regional office located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at its Chicago regional office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site, located at http://www.sec.gov., that contains reports, proxy and information statements, and other information regarding registrants, including the Company, that file electronically with the SEC. In addition, reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

         The Company has filed a Registration Statement on Form S-8 with the Commission under the Securities Act with respect to the Common Shares covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement. The Registration Statement can be inspected at the public reference facilities of the Commission indicated above, and copies of the Registration Statement may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore or hereafter filed by the Company with the Commission are hereby incorporated by reference in this Registration
Statement:

         (a) Annual Report of the Company on Form 10-K for the fiscal year ended December 30, 1995; its Quarterly Report on Form 10-Q for the quarter ended March 30, 1996; its Report on Form 8-K dated June 6, 1996; and its Quarterly Report on Form 10-Q for the quarter ended June 29, 1996; and

         (b) Specimen Certificate of Common Shares, without par value with Rights legend, which is contained in the Registration Statement filed under the Exchange Act for the purpose of registering such class of securities thereunder; and

         (c) Rights Agreement, amended and restated as of February 14, 1990, by and between the Company and National City Bank (incorporated by reference to Exhibit 4(g) to the Company's Annual Report on Form 10-K for the year December 30, 1995); and

         (d) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all Common Shares being offered hereby have been sold or deregistering all Common Shares remaining unsold hereunder.

         Upon oral or written request by any person (including any beneficial owner) to whom a copy of this Prospectus is delivered, the Company hereby undertakes to provide without charge a copy of any and all documents incorporated herein by reference, excluding exhibits thereto unless the exhibits are specifically incorporated therein by reference. Requests for copies should be directed to The Lamson & Sessions Co., 25701 Science Park Drive, Cleveland, Ohio 44122-9803, Attention: James J. Abel, telephone number (216) 464-3400.

                                   THE COMPANY

         The Company's executive offices are located at 25701 Science Park Drive, Cleveland, Ohio 44122-9803, and its telephone number is (216) 464-3400.

         The Company, founded in 1866, is a diversified manufacturer and supplier of a broad line of thermoplastic electrical, telecommunications and fluid drainage products for major domestic markets. The markets for thermoplastic conduit, related fittings and accessories, wiring devices and sewer pipe include: the construction, utility and telecommunications industries; municipalities, other government agencies, and contractors; and do-it-yourself home remodelers.

         In November 1995, the Company completed the sale of its Valley-Todeco division which was engaged in the manufacture and sale of fasteners serving the aerospace industry. Proceeds from the sale were utilized to reduce debt.

         For more detailed information about the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 30, 1995, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                 USE OF PROCEEDS

         All Common Shares sold pursuant to this Prospectus will be sold by the Selling Shareholders for their own accounts, and the Company will not receive any proceeds from such sales.

                              SELLING SHAREHOLDERS

         The Common Shares covered by this Prospectus were or will be initially acquired on the open market for the accounts of the Selling Shareholders by the trustee of the trust established by the Company under the Lamson & Sessions Co. Deferred Compensation Plan for Nonemployee Directors (the "Plan") pursuant to an offering of Common Shares by the Company under the Plan. The Selling Shareholders from time to time may offer some or all of the Common Shares covered by this Prospectus following distribution from the trust; therefore, no estimate can be given as to the number of Common Shares that may be offered for sale under this Prospectus at any particular time. The following table sets forth the number of shares owned by the Selling Shareholders as of July 1, 1996, and for each Selling Shareholder includes 2,000 shares subject to options granted under the Nonemployee Directors Stock Option Plan which may be acquired by such individuals within 60 days of September 16, 1996.


                                                                                                                Number of
Name and Position (or Former Position) of                                          Owned                      Shares Covered
Selling Shareholder                                                                Shares                        by This
- -------------------                                                                ------                       Prospectus
                                                                                                              --------------

Francis H. Beam, Jr./Director                                                       16,478                        11,678


John C. Dannemiller/Director                                                        26,165                        22,465


George R. Hill/Director                                                             26,093                        23,093


A. Malachi Mixon, III/Director                                                      58,958                        20,958


D. Van Skilling/Director                                                            26,085                        23,785





         The Selling Shareholders are directors of the Company, but are not employees of the Company. No Selling Shareholder owns more than one percent of the issued and outstanding Common Shares.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders have not advised the Company of any specific plans for the distribution of the Common Shares covered by this Prospectus. The Company anticipates that the Selling Shareholders will offer the Common Shares covered by this Prospectus for sale from time to time on the New York Stock Exchange or the Pacific Stock Exchange at the then-prevailing market prices. The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or principal or as both agent and principal. If Common Shares are sold through brokers, the Selling Shareholders may pay customary brokerage charges and commissions. In connection with any sales, the Selling Shareholders and any brokers participating in the sales may be deemed to be "underwriters" within the meaning of the Securities Act; therefore, commissions received by the brokers may be deemed to be underwriting commissions under the Securities Act.

         Any Common Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this Prospectus. There can be no assurances that any of the Selling Shareholders will sell any or all of the Common Shares offered under this Prospectus.

         The Common Shares to which this Prospectus relates are listed on the New York Stock Exchange and the Pacific Stock Exchange.

Transfer Agent and Registrar
- ----------------------------

         National City Bank is the Transfer Agent and Registrar of the Common Shares.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IV of the Company's Amended Code of Regulations.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation.

         The Company maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Company also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Company.

         The Company has entered into indemnification agreements with (a) each director of the Company and (b) each executive officer of the Company, in each case as discussed in the Company's Proxy Statement dated March 15, 1996 for its annual meeting held on April 26, 1996 (which discussion is incorporated herein by reference).

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     EXPERTS

         The consolidated financial statements of the Lamson & Sessions Co. appearing in The Lamson & Sessions Co.'s Annual Report (Form 10-K) for the year ended December 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore or hereafter filed by the Company with the Commission are hereby incorporated by reference in this Registration
Statement:

         (a) Annual Report of the Company on Form 10-K for the fiscal year ended December 30, 1995, its Quarterly Report on Form 10-Q for the quarter ended, March 30, 1996; its Report on Form 8-K dated June 6, 1996; and its Quarterly Report on Form 10-Q for the quarter ended June 29, 1996; and

         (b) Specimen Certificate of Common Shares, without par value with Rights legend, which is contained in the Registration Statement filed under the Exchange Act for the purpose of registering such class of securities thereunder; and

         (c) Rights Agreement, amended and restated as of February 14, 1990, by and between the Company and National City Bank (incorporated by reference to Exhibit 4(g) to the Company's Annual Report on Form 10-K for the year December 30, 1995); and

         (d) All reports filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all of the securities offered under the Company's Deferred Compensation Plan for Nonemployee Directors have been sold or deregistering all securities then remaining unsold thereunder.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV of the Company's Amended Code of Regulations.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation.

         The Company maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Company also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Company.

         The Company has entered into indemnification agreements with (a) each director of the Company and (b) each executive officer of the Company as discussed in the Company's Proxy Statement dated March 15, 1996 for its annual meeting held on April 26, 1996 (which discussion is incorporated herein by reference).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         The Common Shares to be resold by the Selling Shareholders were issued to such Shareholders pursuant to the exemption from registration under the Securities Act provided in section 4(2) thereof. Each of the Selling Shareholders was a director of the Company at the time that such shares were issued to each such shareholder pursuant to the Plan and, through such position, had adequate access to information about the Company to make an informed investment decision.

ITEM 8.   EXHIBITS.

         Exhibit
         Number            Description of Document
         ------            -----------------------

         4.1 Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 1, 1989).

         4.2 Amended Code of Regulations of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year December 31, 1994).

         4.3 Specimen Certificate of Common Shares, without par value with Rights legend (incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 1, 1989).

         4.4               Deferred Compensation Plan For Nonemployee Directors.

         4.5 Form of Right Certificate (incorporated by reference to Exhibit 4(oo) to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 25, 1988).

         4.6 Rights Agreement, amended and restated as of February 14, 1990, by and between the Company and National City Bank (incorporated by reference to Exhibit 4(g) to the Company's Annual Report on Form 10-K for the year December 30, 1995).

         23                Consent of Ernst & Young LLP

         24                Power of Attorney

ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and Information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on the 20th day of September, 1996.

                                          THE LAMSON & SESSIONS CO.

                                      By /s/ James J. Abel
                                        -----------------------
                                        James J. Abel, Executive Vice President,
                                        Secretary, Treasurer and Chief Financial
                                        Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signatures                   Title                           Date
- ----------                   -----                           ----

/s/ John B. Schulze
- -----------------------      Chairman of the Board,          September 20, 1996
John B. Schulze              President and Chief
                             Executive Officer (Principal
                             Executive Officer)

/s/ James J. Abel
- -----------------------      Executive Vice President,       September 20, 1996
James J. Abel                Secretary, Treasurer and
                             Chief Financial Officer
                             (Principal Financial officer
                             and Principal Accounting
                             Officer)

/s/ Francis H. Beam, Jr.*
- -----------------------      Director                        September 20, 1996
Francis H. Beam, Jr.

/s/ Leigh Carter*
- -----------------------      Director                        September 20, 1996
Leigh Carter

Signatures                        Title                      Date
- ----------                        -----                      ----


/s/ Martin J. Cleary*
- --------------------------        Director                   September 20, 1996
Martin J. Cleary

/s/ John C. Dannemiller*
- --------------------------        Director                   September 20, 1996
John C. Dannemiller

/s/ George R. Hill*
- --------------------------        Director                   September 20, 1996
George R. Hill

/s/ John C. Morley*
- --------------------------        Director                   September 20, 1996
John C. Morley

/s/ A. Malachi Mixon, III*
- --------------------------        Director                   September 20, 1996
A. Malachi Mixon, III

/s/ D. Van Skilling*
- --------------------------        Director                   September 20, 1996
D. Van Skilling



         *By signing his name hereto, the undersigned does sign and execute this Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above named officers and directors of the Company and filed with the Commission as Exhibit 24 hereto.

By /s/ James J. Abel                         Date:  September 20, 1996
  -----------------------------------
  Attorney-in-fact

                                  EXHIBIT INDEX

                                                                                        Page Number
Exhibit                                                                                 in Sequentially
Number                   Exhibit Description                                            Numbered Copy
- ------                   -------------------                                            -------------

  4.1                    Amended Articles of Incorporation of the
                         Company (incorporated by reference to
                         Exhibit 1 to the Company's Registration
                         Statement on Form 8-A filed with the
                         Securities and Exchange Commission on
                         June 1, 1989).

  4.2                    Amended Code of Regulations of the Company
                         (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year
                         December 31, 1994).

  4.3                    Specimen Certificate of Common Shares,
                         without par value with Rights legend
                         (incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form
                         8-A filed with the Securities and Exchange
                         Commission on June 1, 1989).

  4.4                    Deferred Compensation Plan for
                         Nonemployee Directors.

  4.5 Form of Right Certificate (incorporated by reference to Exhibit 4(oo) to the Company's
                         Registration Statement on Form 8-A filed with the Securities and Exchange
                         Commission on August 25, 1988).

  4.6 Rights Agreement, amended and restated as of February 14, 1990, by and between the Company and National City Bank
                         (incorporated by reference to Exhibit 4(g) to the Company's Annual Report on Form 10-K for the year December 30,
                         1995).

  23                     Consent of Ernst & Young LLP

  24                     Power of Attorney

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